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                                                                       Exhibit 1

JOINT FILER INFORMATION

    Name:                          Ultramar Capital, Ltd.
    IRS Identification Number:     98-0390464
    Designated filer:              Ultramar Capital, Ltd.
    Issuer and Trading Symbol:     Infocrossing Inc. (Nasdaq: IFOX)

    Name:                          MidOcean Associates, SPC
    IRS Identification Number:     98-0390470
    Designated filer:              Ultramar Capital, Ltd.
    Issuer and Trading Symbol:     Infocrossing Inc. (Nasdaq: IFOX)

    Name:                          MidOcean Partners, LP
    IRS Identification Number:     43-1994399
    Designated filer:              Ultramar Capital, Ltd.
    Issuer and Trading Symbol:     Infocrossing Inc. (Nasdaq: IFOX)

    Name:                          Existing Fund GP, Ltd.
    IRS Identification Number:     13-4241733
    Designated filer:              Ultramar Capital, Ltd.
    Issuer and Trading Symbol:     Infocrossing Inc. (Nasdaq: IFOX)

    Name:                          MidOcean Capital Partners, L.P.
    IRS Identification Number:     52-2046858
    Designated filer:              Ultramar Capital, Ltd.
    Issuer and Trading Symbol:     Infocrossing Inc. (Nasdaq: IFOX)

    Name:                          J. Edward Virtue
    Designated filer:              Ultramar Capital, Ltd.
    Issuer and Trading Symbol:     Infocrossing Inc. (Nasdaq: IFOX)

    Name:                          MidOcean Capital Investors, L.P.
    IRS Identification Number:     52-2046859
    Designated filer:              Ultramar Capital, Ltd.
    Issuer and Trading Symbol:     Infocrossing Inc. (Nasdaq: IFOX)